UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2007

Date of Report (Date of earliest event reported)

VERTICAL BRANDING, INC.
(Exact name of registrant as specified in charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 301 Encino, CA 91436
(Address of principal executive offices)

(818) 926-4900
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 17, 2007, the board of directors (the “Board’) of Vertical Branding, Inc. (the “Company”) appointed Alan Edrick as a director of the Company to fill a vacancy created by the contemporaneous resignation of Jeffrey S. Edell from the Board.  Since September 2006, Mr. Edrick has served as the Executive Vice President and Chief Financial Officer of OSI Systems, Inc., a publicly listed provider of proprietary systems solutions for the security and healthcare industries.  Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc, a biotechnology company, until its sale to Invitrogen Corporation.  Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company.  Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets.  Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.  In addition to being appointed as a director of the Company, Mr. Edrick has been appointed as Chairman of the Audit Committee of the Board.

ITEM 8.01 OTHER EVENTS. [IF PRESS RELEASE IS ISSUED]

On December 20, 2007, the Company issued a press release announcing the appointment of Alan Edrick as a director of the Company.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

The following exhibits are filed with this Report:

Exhibit Number	Description
99.1	Press release announcing the appointment of Alan Edrick as a director of the Company.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL BRANDING, INC.

December 20, 2007	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer